 Exhibit 99.1

 CHINA YIDA HOLDING CO. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

On August 26, 2014, China Yida Holding Co. (“China Yida”) , a Neveda corporation (the “Company”, “our”, “we” or “us”) completed the sale of 100% of its equity interest in Fujian Jintai Tourism Development Co., Ltd. (“Fujian Jintai”) to Fujian Taining Golden Lake Tourism Economic Development Industrial Co., Ltd. (“Buyer”) for approximately $36.6 million (or RMB 228.8 million) in cash (the “Disposition”).

Pursuant to the terms of the Share Transfer Agreement, any bank loans and outstanding debt of Fujian Jintai shall be paid off subsequent to the Sale, and the Purchaser may deduct such amounts from the Purchase Price upon payment thereof.  China Yida shall be responsible for all other claims and liabilities related to the business of Fujian Jintai incurred prior to the Sale.

The following unaudited condensed consolidated pro forma financial statements are based upon the historical financial statements of China Yida Holding Co. and its consolidated subsidiaries (“China Yida”), adjusted to reflect the disposition of Fujian Jintai Tourism Development Co., Ltd. (“Fujian Jintai”).  The historical balance sheet presented in the pro forma financial information is as of June 30, 2014 as was presented in the Form 10-Q filed on August 14, 2014. The historical statements of operations presented in the pro forma financial information are for the six months ended June 30, 2014 as presented in the Form 10-Q filed on August 14, 2014, and for the year ended December 31, 2013 as presented in the Form 10-K filed on March 31, 2014. The pro forma adjustments, described in the related notes, are based on the best available information and certain assumptions that we believe are reasonable.

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2013 and the six months ended June 30, 2014, have been prepared giving effect to the Disposition of Fujian Jintai as if the transactions had occurred on January 1, 2013. The unaudited pro forma condensed consolidated balance sheet gives effect to the Disposition as if the transaction had occurred effective June 30, 2014.

The unaudited pro forma condensed consolidated financial statements are prepared in accordance with Article 11 of Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this report on Form 8-K.

The unaudited consolidated pro forma financial information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would have occurred if the transaction described above had occurred as presented in such statements. In addition, future results may vary significantly from the results reflected in such statements. For example, this financial information does not reflect any potential earnings or other impacts from the use of the proceeds from the disposition or cost reductions of previously allocated corporate costs and potential subsequent restructuring charges.

CHINA YIDA HOLDING CO. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET JUNE 30, 2014

	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$2,349,515	$(22,931	)(a)	$39,461,825
		37,135,241	(b)
Accounts receivable	794,851	-	(a)	794,851
Other receivables, net	301,746	(154,337	)(a)	147,409
Advances and prepayments	1,729,075	(12,718	)(a)	1,716,357
Prepayment - current portion	973,211	(133,373	)(a)	839,838
Total current assets	6,148,398	36,811,882		42,960,280
Property and equipment, net	210,517,826	(32,788,201	)(a)	177,729,625
Intangible assets, net	50,096,588	(3,234,798	)(a)	46,861,790
Long-term prepayments	2,844,591	(427,819	)(a)	2,416,772
Total assets	$269,607,403	$361,065		$269,968,468

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term loans	$4,544,495	$-		$4,544,495
Long-term debt, current portion	31,879,636	-		31,879,636
Accounts payable	520,529	-		520,529
Accrued expenses and other payables	1,429,828	4,870,499	(d)	6,300,327
Due to related parties	42,927,604	-		42,927,604
Total current liabilities	81,302,092	4,870,499		86,172,591
Long-term debt	60,621,715	-		60,621,175
Total liabilities	141,923,807	4,870,499		146,794,306
Equity
Common stock ($0.001 par value, 100,000,000 shares authorized, 3,914,580 shares issued and outstanding as of June 30, 2014)	3,915	-		3,915
Additional paid in capital	49,163,705	-		49,163,705
Accumulated other comprehensive income	17,106,543	-		17,106,543
Retained earnings	58,860,103	(4,509,434	)(e)	54,350,669
Statutory reserve	2,549,330	-		2,549,330
Total equity	127,683,596	(4,509,434)		123,174,162
Total liabilities and equity	$269,607,403	$361,065		$269,968,468

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

2

CHINA YIDA HOLDING CO. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATION FOR THE SIX MONTHS ENEDED JUNE 30, 2014

	Historical	Pro Forma Adjustments		Pro Forma
Net revenue
Advertisement	$-	$-		$-
Tourism	7,146,130	(1,986,153	)(c)	5,159,977

Total net revenue	7,146,130	(1,986,153)		5,159,977

Cost of revenue
Advertisement	-	-		-
Tourism	5,544,286	(1,231,777	)(c)	4,312,509

Total cost of revenue	5,544,286	(1,231,777)		4,312,509

Gross profit	1,601,844	(754,375)		847,469

Operating expenses
Selling expenses	5,405,846	(594,369	)(c)	4,811,477
General and administrative expenses	4,062,942	(475,277	)(c)	3,587,665

Total operating expenses	9,468,788	(1,069,646)		8,399,142

Loss from operations	(7,866,944)	315,271		(7,551,673)

Other income (expense)
Other expense, net	355,451	(128,905	)(c)	226,546
Interest income	5,152	(680	)(c)	4,472
Interest expense	(4,817,052)	355,640	(c)	(4,461,412)
				-
Total other expenses	(4,456,449)	226,055		(4,230,394)

Loss before income tax and non-controlling interest	(12,323,393)	541,325	(c)	(11,782,068)

Net loss	(12,323,393)	541,325		(11,782,068)

Amounts attributable to common stockholders:
Net loss attributable to common stockholders	(12,323,393)	541,325		(11,782,068)
Net loss attributable to common stockholders per share - basic and diluted:
- Basic & diluted earnings/(loss) per share attributable to common stockholders	$(3.15)	$0.14		$(3.01)

Weighted average shares outstanding
- B asic	3,914,580			3,914,580
- Diluted	3,914,580			3,914,580

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

3

CHINA YIDA HOLDING CO. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATION FOR THE YEAR ENEDED DECEMBER 31, 2013

	Historical	Pro Forma Adjustments		Pro Forma
Net revenue
Advertisement	$2,910,612	$-		$2,910,612
Tourism	14,930,274	(5,472,453	)(c)	9,457,821

Total net revenue	17,840,886	(5,472,453)		12,368,433

Cost of revenue
Advertisement	2,045,765	-		2,045,765
Tourism	6,933,503	(2,719,067	)(c)	4,214,436

Total cost of revenue	8,979,268	(2,719,067)		6,260,201

Gross profit	8,861,618	(2,753,386)		6,108,232

Operating expenses
Selling expenses	11,217,087	(1,634,585	)(c)	9,582,502
General and administrative expenses	8,535,974	(1,008,744	)(c)	7,527,230

Total operating expenses	19,753,061	(2,643,329)		17,109,732

Loss from operations	(10,891,443)	(110,057)		(11,001,500)

Other income (expense)
Other expense, net	(227,307)	107,607	(c)	(119,700)
Interest income	90,717	(7,896	)(c)	82,821
Interest expense	(5,936,638)	398,165	(c)	(5,538,473)
				-
Total other expenses	(6,073,228)	497,877		(5,575,351)

Loss before income tax and non-controlling interest	(16,964,671)	387,820		(16,576,851)

Less: Provision for income tax	133,323	-		133,323

Net loss from continuing operations	(17,097,994)	387,820		(16,710,174)

Discontinued Operation

Loss from discontinued operations, net of income taxes	(255,536)	-		(255,536)
Gain on Disposal of Subsidiary	999,133	-		999,133

Net income from discontinued operations, net of income taxes	743,597	-		743,597

Net loss	(16,354,397)	387,820		(15,966,577)

Net loss attributed to non-controlling interest:
Net loss from discontinued operation	102,215	-		102,215

Net loss attributable to China Yida Holding Co.	(16,252,182)	387,820		(15,864,362)

Net loss	$(16,354,397)	$387,820		$(15,966,577)

Amounts attributable to common stockholders:
Net income (loss) from continuing operations, net of income taxes	$(17,097,994)	$387,820		$(16,710,174)
Net income from discontinued operations, net of income taxes	845,812	-		845,812
Net loss attributable to common stockholders	(16,252,182)	387,820		(15,864,362)

Net loss attributable to common stockholders per share - basic and diluted:
- Basic & diluted earnings/(loss) per share from continuing operations	$(4.37)	$0.10		$(4.27)
- Basic & diluted earnings per Share from discontinued operations	$0.22	$-		$0.22
- Basic & diluted earnings/(loss) per share attributable to common stockholders	$(4.15)	$0.10		$(4.05)

Weighted average shares outstanding
- Basic	3,914,580			3,914,580
- Diluted	3,914,580			3,914,580

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

4

CHINA YIDA HOLDING CO. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

(a)   Reflects the elimination of assets and liabilities of Fujian Jintai pursuant to the terms of the Agreement on August 26, 2014, as if the transaction occurred on June 30, 2014. China Yida agreed to retain the liabilities of Jintai prior to completion of transfer of Jintai’s assets pursuant to the terms of the Agreement on August 26, 2014.

(b)   Reflects anticipated cash proceeds of $37.1 million (or RMB 228.8 million) of the sales price pursuant to the terms of the Agreement on August 26, 2014 using the foreign exchange rate (USD/RMB = 6.1613:1) at June 30, 2014, as if the transaction occurred on that date.

(c)   Reflects the elimination of income and expenses of Fujian Jintai pursuant to the terms of the Agreement on August 26, 2014, as if the transaction occurred on January 1, 2013.

(d)   Reflects the adjustments of intercompany transactions between China Yida and the Fujian Jintai that were previously eliminated.

(e)   Reflects estimated $4.5 million loss, related to the sale of Fujian Jintai. In August 2014, the long-term debt in the amount of $9.0 million (or RMB 55.9 million) recorded at Fujian Jintai as of June 30, 2014 was paid off. As a result, the gain or loss on disposition of Fujian Jintai to be reported in the third quarter of 2014 could be different from the $4.5 million estimated loss in this pro forma. As of the date of this filing, management has been in the process of assessing the gain or loss on the disposition and its tax impact.